UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2022

HALLIBURTON COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-03492	75-2677995
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 North Sam Houston Parkway East,	Houston,	Texas	77032
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (281) 871-2699
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $2.50 per share	HAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 18, 2022, Halliburton held its Annual Meeting of Shareholders. Shareholders were asked to consider and act upon:

a.The election of Directors;
b.Ratification of the appointment of KPMG LLP as independent public accountants to examine the financial statements and books and records of Halliburton for the year 2022; and
c.Advisory approval of executive compensation.

The voting results for each matter are set out below.

1	Election of Directors:
	Name of Nominee	For	Against	Abstain	Broker Non-Votes
	A.F. Al Khayyal	656,996,574	17,496,345	792,128	87,644,228
	W.E. Albrecht	498,202,838	176,234,776	847,433	87,644,228
	M.K. Banks	670,833,522	3,726,332	725,193	87,644,228
	A.M. Bennett	623,951,265	50,357,405	976,377	87,644,228
	M. Carroll	460,806,639	212,642,298	1,836,110	87,644,228
	E.M. Cummings	670,704,933	3,817,431	762,683	87,644,228
	M.S. Gerber	414,522,294	259,913,799	848,954	87,644,228
	R.A. Malone	478,738,503	195,694,587	851,957	87,644,228
	J.A. Miller	611,212,033	61,692,498	2,380,516	87,644,228
	B.V. Patel	670,729,909	3,770,857	784,281	87,644,228
	T.M. Edwards Young	671,703,518	2,844,051	737,478	87,644,228

2	Ratification of the selection of auditors:
	For	730,035,831
	Against	31,500,845
	Abstain	1,392,599
	Broker Non-Votes	N/A

3	Advisory approval of executive compensation:
	For	312,088,864
	Against	362,054,022
	Abstain	1,142,161
	Broker Non-Votes	87,644,228

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: May 19, 2022	By:	/s/ Bruce A. Metzinger
Bruce A. Metzinger
Vice President, Public Law and Assistant Secretary